SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14A-6(e)(2))

☐ Definitive Proxy Statement

☒ Definitive Additional Materials

☐ Soliciting Material Pursuant to § 240.14a-12

CROSSROADS CAPITAL, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant

Payment of Filing Fee (Check the appropriate box)

☒    No fee required

☐    Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11

1)       Title of each class of securities to which transaction applies:_________________.

2)       Aggregate number of securities to which transaction applies:__________________.

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11(Set forth the amount on which the filing fee is calculated and state how it was determined):______________.

4)       Proposed maximum aggregate value of transaction:___________________.

5)       Total fee paid:____________________

☐    Fee paid previously with preliminary materials

☐   Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)       Amount Previously Paid:______________.

2)       Form, Schedule or Registration Statement No.:________________.

3)       Filing Party:___________.

4)       Date Filed:___________.

In connection with the solicitation of proxies for the Special Meeting of Stockholders of Crossroads Capital, Inc. (the “Company”) in person, by mail or electronic delivery, or by telephone or facsimile transmission: (i) by the directors and officers of the Company, (ii) by 1100 Capital Consulting, LLC, the Company’s Administrator, or (iii) by a third party proxy solicitor, the following additional materials may be used and are hereby being filed with the U.S. Securities and Exchange Commission.

URGENT NOTICE ABOUT YOUR INVESTMENT IN CROSSROADS CAPITAL

(Formerly Known As KEATING CAPITAL)

Dear Fellow Shareholder:

The special meeting of shareholders of Crossroads Capital (f/k/a Keating Capital) is fast approaching. We urge you to vote today in favor of the plan to convert Crossroads into a liquidating trust that will ultimately dispose of all its assets and distribute all of its cash to holders of the trust units.

●	APPROVAL OF THE PLAN WILL SIGNIFICANTLY REDUCE OUR COSTS AS WE SEEK TO MAXIMIZE THE VALUE OF OUR REMAINING INVESTMENTS.

●	UPON APPROVAL OF THE PLAN, WE INTEND TO PROMPTLY PAY AN INITIAL CASH DISTRIBUTION OF $1.60 PER SHARE.

●	FAILURE TO APPROVE THE PLAN MAY DELAY AND/OR REDUCE THE AMOUNT OF THE INITIAL CASH DISTRIBUTION.

It is critical that you vote your proxy today by either:

(i)	voting online at www.proxyvote.com

(ii)	calling toll-free at 1-800-690-6903; or

(iii)	returning the enclosed proxy card in the envelope provided;

IF YOU HAVE ANY QUESTIONS ABOUT HOW TO VOTE YOUR PROXY, PLEASE CALL INVESTORCOM AT 1-877-972-0090.

Sincerely,

Ben Harris	Andrew Dakos
Chief Executive Officer and President	Chairman of the Board